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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     Of the
                         SECURITIES EXCHANGE ACT OF 1934
                        Date of Report: February 25, 2004


                           THE FLAMEMASTER CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


          338490-10-5                                    95-2018730
          -----------                                    ----------
         (CUSIP Number)                     (IRS Employer Identification Number)

                                11120 Sherman Way
                          Sun Valley, California 91352
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (818) 982-1650
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For a Proxy
                                       AND
                    You Are Requested Not to Send Us A Proxy

Check the appropriate box:
    [_]  Preliminary Information Statement
    [_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)
    [X]  Definitive Information Statement

Payment of filing Fee (Check the appropriate box):
    [X]  No fee required.
    [_] Fee computed on table below per Exchange Act Rules 14(c) - 5(g) and C-11.
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:

    [_]  Fee paid previously with preliminary materials.
    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule C-11 (a) (2) and identify the filing for which The offsetting fee was paid previously. Identify the previous Filing by registration statement number, or the Form or Schedule and the date of its filing:
         1) Amount Previously Paid:
         2) Form, Schedule or Registration No.:
         3) Filing Party:
         4) Date Filed
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
                           THE FLAMEMASTER CORPORATION
                                11120 Sherman Way
                          Sun Valley, California 91352



                  Notice of Proposed Action by Written Consent
                                      Of a
                    Majority of the Outstanding common stock
                      taken on or about February 22, 2004.




To the Stockholders of The Flamemaster Corporation

Notice is hereby given that by Written Consent by the holders of a majority of the outstanding common stock of The Flamemaster Corporation (The "Company") it has been proposed that the Company:

     (1) The Company will distribute one share of common stock in Flamemaster Aerospace Corporation for every 50 (fifty) shares of Company stock held on record date. The stock to be distributed will be restricted stock bearing a legend and will constitute the operations of the Company and most of the assets.

     (2) The remaining assets, approximately $20,000. in cash and cash equivalent, the public entity, and the Company's trading symbol "FAME" will be merged into Cyberhotline on a one to one basis.

     (3) Holders of fewer than 50 (fifty) shares will not receive shares in Flamemaster Aerospace Corporation, but will receive cash in lieu of fractions at the rate of $175.00 (one hundred seventy five dollars) per Flamemaster Aerospace share or $3.50 (three dollars fifty cents) per Company share.

     (4) Shares in The Flamemaster Corporation will become shares of Cyberhotline on the effective date.

     (5) The Flamemaster Corporation will issue approximately 1,535,000 shares to acquire the assets and operations of Cyberhotline.

     (6) Flamemaster Aerospace will continue operating the current Flamemaster operations, but will not be a reporting public company.

Only stockholders of record at the close of business on March 02, 2004 will be given Notice of the Action by Written Consent. The Company is not soliciting proxies.


                                             By Order of the Board of Directors

                                             /s/ Mary Kay Eason
                                             ------------------------
                                             Secretary of the Company




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
                             FLAMEMASTER CORPORATION
                             SUN VALLEY, CALIFORNIA

                              INFORMATION STATEMENT
                              ---------------------

         NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF STOCKHOLDERS


To Our Shareholders:

     Notice is hereby given that the Flamemaster Corporation will distribute one share of common stock in Flamemaster Aerospace Corporation for every 50 (fifty) shares of Flamemaster held on the record date. The stock to be distributed will be restricted stock bearing a legend and will constitute the operations of the company and most of the assets.

The remaining assets, approximately $20,000.00 in cash and cash equivalent, the public entity, and the Company's trading symbol "FAME" will be merged into Cyberhotline on a one to one basis. Cyberhotline is an on line Internet service provider operating throughout the United States and Canada including Alaska and Hawaii.

The holders of fewer than 50 (fifty) shares will not receive shares in Flamemaster Aerospace Corporation, but receive cash in lieu of fractions at the rate of $175.00 (one hundred seventy five dollars) per Flamemaster Aerospace share or $3.50 (three dollars fifty cents) per Flamemaster share.

Shares in Flamemaster Corporation will become shares of Cyberhotline on the effective date. Flamemaster will issue approximately 1,535,000 (one million five hundred thirty five thousand) shares to acquire the assets and operations of Cyberhotline.

Flamemaster Aerospace will continue operating the current Flamemaster operations, but will not be a reporting company.

The Flamemaster Aerospace stock will not be registered under the Securities Exchange Act of 1934. This means that we will not file periodic reports with the Securities Exchange Commission including, among other things, annual reports on form 10-KSB and quarterly reports on form 10-QSB and we will not be subject to the SEC's Proxy Rules. In addition, our common stock will not be eligible for trading on the NASDAQ Market.

We are mailing the information statement on or about March 9, 2004 to shareholders of record at the close of business on March 02, 2004.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

We are not asking you for a proxy and you are NOT requested to send us a proxy.
                                              ---
By Order of the Board of Directors,
Joseph Mazin
Chairman, President and
Chief Executive Officer

                             FLAMEMASTER CORPORATION
                              INFORMATION STATEMENT
                             DATE: FEBRUARY 25, 2004


The action referred to in this information statement was authorized by the written consent of the number of necessary shares required to authorize such a transaction under the California General Corporation Law (CGCL). This information statement is being provided to deliver notice pursuant to the CGCL to shareholders of Flamemaster Corporation (The "Company") who did not consent to the action discussed in this statement.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                             ---
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

ACTION TO BE TAKEN
------------------
More than a majority of the outstanding shares of the Company's common stock entitled to vote thereon have consented, in lieu of a meeting, to authorize the Company to spin-off the operations of the Company, doing business as Flamemaster Corporation, to the shareholders of the Company with the distribution of one share of common stock in Flamemaster Aerospace Corporation for every 50 (fifty) shares of Flamemaster held on the record date. Fractional shares will not be issued, therefore holders of fewer than 50 (fifty) shares in Flamemaster Corporation (the Company) will not receive shares in Flamemaster Aerospace Corporation, but will receive cash in lieu of fractions at the rate of $175.00 USD (one hundred seventy five dollars) per Flamemaster Aerospace share or $3.50 (three dollars and fifty cents) per current Flamemaster share.

The Flamemaster Aerospace Corporation shares to be distributed will be restricted stock, and will bear a legend.

The holders of more than a majority of the outstanding shares of the Company further consented to merging the Company into Cyberhotline on a one to one ratio. Shares of the Company will become shares in Cyberhotline, an Internet service provider operating throughout the United States and Canada including Alaska and Hawaii.

REGULATORY APPROVALS
--------------------
No federal or state regulatory approvals are required or must be obtained in connection with the proposed transactions.

FINANCIAL INFORMATION
---------------------
The Company's 10Q for the quarter ended December 31, 2003 was filed on February 10, 2004.

CONTACT INFORMATION
-------------------
The principal office of the Company is located at 11120 Sherman Way, Sun Valley, California 91352. The telephone number is (818) 982-1650.

The principal office of Cyberhotline is 1642 Westwood Blvd., Suite 201, Los Angeles, CA 90024. The telephone number is (310) 470-9358.

RELATIONSHIPS
-------------
The proposed transaction with Cyberhotline was negotiated at arm's length and the Company is not aware of any relationships, familiar or otherwise, between the Company, it's directors, it's executive officers or any of it's affiliates and Cyberhotline.

CONSENTS OBTAINED
-----------------
The Company has already obtained the consents of the following shareholders in order to authorize the transaction. The shares represented by the consents are 1,058,079 or more than 65.6% of the outstanding.

     NAME                                     NUMBER OF SHARES OWNED
     ----                                ---------------------------------
                                         (Either directly or beneficially)

     Altius Investment Corp.                         418,832

     Joseph and Donna Mazin                          279,400

     Leon and Irene Gutowicz                          79,800

     Violette Mazin                                   56,000

     George Vlahos
     Gods Universal Life Church                       54,000

     Robert Artner                                    36,716

     Donald and Barbara Waite                         41,221

     Leland Polak                                     28,500

     Stuart Weinstein and family                      28,500

     Flamemaster Profit Sharing Plan                  19,388

     Kenneth Chenard                                   4,347

     Joshua Mazin                                      3,500

     David Mazin                                       3,500

     StarBiz Corporation                               2,370

     William Deutsch                                   2,005


No director of the Company has informed the Company that he or she intends to oppose any action to be taken by the Company in connection with this information statement and as indicated above, has consented thereto.

DISSENTER'S RIGHTS
------------------
A shareholder of the Company shall have a right to receive payment for his/her or it's shares of the common stock as a result of the transaction with certain limitations.

Under the CGCL, any holder of the common stock has the right to dissent from the transaction and to be paid the fair market value for his/her or it's shares of the common stock. The fair market value will be determined as of the day before the first announcement of the proposed transactions (which was February 24, 2004). In making such determination, the Company, the dissenting shareholders, and if applicable, a court are to exclude any appreciation or depreciation to the fair market value of the shares as a consequence of the proposed merger and spin-off. An adjustment will be made for any stock split, reverse stock split or stock dividend thereafter affected. The dissenting shareholder/s will be limited as to the number of shares that may be sold for cash to 2,500 shares per household and per legal owner.

The shares of Flamemaster are very thinly traded and either a large demand or a large supply would affect the price of the stock severely.

If such shareholder is not able to reach an agreement with the Company as to the fair market value of his/her or it's shares of the common stock, such shareholder has the right to have the fair market value of his/her or it's shares of the common stock judicially determined, and paid to the shareholder in cash, provided that the shareholder fully complies with the provisions of
Section 1300 through 1312 of the CGCL.

Making sure that a shareholder actually perfects his/her or it's dissenter's rights can be complicated. The procedural rules are specific and must be followed precisely. Failure to comply with the procedure may cause a termination or waiver of the dissenter's rights. The Company will not give the dissenting shareholder any notice other than as described in this information statement and as required by the CGCL.

If you are a shareholder and you wish to exercise your dissenter's rights, you must satisfy the provisions of the CGCL.

You must file a written notice of intention to demand to be paid the fair market value of your shares. You must deliver to the Company a written notice of intention to demand to be paid the fair market value of your shares within 30 days from the date of the notice of this transaction. Your failure to make such demand within the 30-day period results in the loss of your dissenter's right to be paid.

If you are a shareholder who intends to exercise dissenter's rights, you should mail or otherwise deliver a written notice of intention to demand to be paid the fair market value of your shares to:

         Flamemaster Corporation
         11120 Sherman Way
         Sun Valley, CA 91352
         Attn:  Joshua M. Mazin,
         Manager & Asst. Secretary

You must surrender your stock certificate (s) within 30 days after this notice is mailed, you must deliver your stock certificate (s) properly signed to the Company so that the Company may make a notation on the certificate (s) reflecting your demand. If you fail to submit your stock certificate (s) to the Company in full and signed within this time frame, you will lose your right to be paid the fair market value of your shares.

You must continuously hold your shares:
---------------------------------------
You must continuously hold your shares of the common stock from the date you file the notice of intention to demand to be paid the fair market value of your shares through at least the date you surrender your shares for endorsement after the notice by the Company is sent to you.

If you are not able to agree with the Company as to the fair market value of your shares, then within six months after this notice was mailed to you, you may commence an action against the Company in the Superior Court of California, Van Nuys, California, for a determination of the fair market value of your shares.

The court could determine that the fair value of shares of stock is more than, the same as, or less than the value of your shares as a result of the merger and spin-off. To determine the fair value, the court will consider all relevant factors except for any appreciation or depreciation of market value due to anticipation or accomplishment of the merger and spin-off.

Costs and Expenses:
-------------------
The cost of the appraisal proceeding (including the cost of any appraiser) may be assessed against the Company and the shareholders participating in the appraisal proceeding in such manner as the court deems equitable.

Loss of Shareholder's Rights:
-----------------------------
Until the fair market value of your dissenters' shares is determined, you continue to have all rights and privileges incident to such shares. You can, however, lose your dissenting shareholder status if you do not file an action within the statuary period. Additionally, a dissenting shareholder may not withdraw a demand for payment without the consent of the Company.

If you fail to comply strictly with the procedures described above, you will lose your right to be paid the fair market value of your shares. Consequently, if you wish to exercise your right to be paid the fair market value of your shares, we strongly urge you to consult a legal advisor before attempting to exercise your right to be paid the fair market value of your shares.

We are not seeking your vote. We are not asking you for a proxy and you are requested not to send us a proxy.

By Order of the Board of Directors,
FLAMEMASTER CORPORATION


Joseph Mazin
Chairman, President and
Chief Executive Officer